UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2022

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street, Suite 1020
	New Haven, Connecticut	06510
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203 859-3820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01. Regulation FD.

On March 7, 2022, Rallybio Corporation (Rallybio) updated its corporate presentation to disclose, among other things, that the first healthy volunteers have been dosed in Rallybio’s Phase 1 study of RLYB116, and that single dose safety, pharmacokinetic, and pharmacodynamic data are expected in the second half of 2022. A copy of the corporate presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K. The corporate presentation will also be available on Rallybio’s website in the Investors section at https://investors.rallybio.com/events-and-presentations/events. Rallybio may in the future post updates to its corporate presentation or other information important to its investors on the Investor page of its website.

The information contained in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Corporate Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date:	March 7, 2022	By:	/s/ Jeffrey M. Fryer
Jeffrey M. Fryer, CPA Chief Financial Officer and Treasurer